                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

          Filed by the Registrant |X|
          Filed by a party other than the Registrant |_|
          Check the appropriate box:
          |X|     Preliminary proxy statement        |_| Confidential, for Use of the Commission
                                                         Only (as permitted by Rule 14a-6(e)(2))
          |_|     Definitive proxy statement
          |_|     Definitive additional materials
          |_|     Soliciting material under Rule 14a-12

                                   NYFIX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

            |X|   No fee required.

            |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

            (1)   Title  of  each  class  of  securities  to  which  transaction applies:
            (2)   Aggregate number of securities to which transaction applies:
            (3)   Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it was determined):
            (4)   Proposed maximum aggregate value of transaction:
            (5)   Total fee paid:

            |_|   Fee paid previously with preliminary materials.

            |_|   Check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing  by  registration  statement  number,  or the  form  or schedule and the date of its filing.

            (1)   Amount Previously Paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  March 1, 2002
                              ---------------------

To the Shareholders of NYFIX, INC.

            NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the
"Meeting") of NYFIX, Inc. (the "Company") will be held on Friday, March 1, 2002 at 10:00 A.M., local time, at Stamford Harbor Park, 333 Ludlow Street, Stamford,
CT 06902 for the following purposes:

            1.    To  authorize  the  transfer  of  substantially   all  of  the
                  Company's assets to a newly-created wholly owned subsidiary of the Company; and

            2.    To consider  and act upon such other  business as may properly come before the Meeting or any adjournment thereof.

            The Board of  Directors  has fixed the close of  business on January
18, 2002 as the record date for the Meeting.  Only shareholders of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO BE  PRESENT AT THE  MEETING,  YOU ARE URGED TO FILL
IN, DATE,  SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors.

                                        Richard A. Castillo
                                        Secretary

Stamford, Connecticut
January __, 2002

                                       2

                                 PROXY STATEMENT
                                -----------------

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902
                               ------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MARCH 1, 2002

            This Proxy Statement is furnished to shareholders of NYFIX,  Inc., a
New York corporation (the "Company"),  in connection with the  solicitation,  by order of the Board of Directors  of the  Company,  of proxies to be voted at the
Special Meeting of  Shareholders  (the "Meeting") to be held on March 1, 2002 at
10:00  A.M.,  local  time,  at the  principal  executive  offices of the Company located at Stamford Harbor Park, 333 Ludlow Street,  Stamford,  CT 06902, and at
all adjournments thereof. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company.  This Proxy  Statement and enclosed proxy card will be first mailed to the shareholders of the Company on or about January
__, 2002.

            As indicated in the Notice of Special  Meeting of the  Shareholders,
the Meeting has been called to (1) authorize the transfer of  substantially  all of the  Company's  assets to a  newly-created  wholly  owned  subsidiary  of the
Company (the  "Transfer")  and (2) consider and act upon such other  business as may properly come before the Meeting or any  adjournment  thereof.  Although the
Company considered changing its name in connection with the Transfer,  the Board of Directors has reassessed the goodwill associated with the name "NYFIX,  Inc."
and decided not to change the Company's name at this time.

                            PROXIES AND VOTING RIGHTS

            Only  shareholders of record at the close of business on January 18,
2002 (the  "Record  Date") are entitled to notice of and to vote at the Meeting.
The voting  securities of the Company issued and  outstanding on the Record Date consisted of 27,583,375  shares (the "Shares") of common stock,  par value $.001 per share (the "Common  Stock"),  entitling the holders  thereof to one vote per
Share. There was no other class of voting securities of the Company  outstanding on such date. The presence at the Meeting in person or by proxy of a majority of the votes of Shares entitled to vote is required for a quorum.

            Approval of the Transfer  proposal  requires the affirmative vote of two-thirds of all outstanding shares entitled to vote on such proposal.

            Broker "non-votes" and the Shares as to which a shareholder abstains are included for purposes of  determining  whether a quorum of Shares is present at a meeting.  A broker  "non-vote"  occurs when a nominee  holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have  discretionary  voting  power  with  respect  to that  item and has not
received   instructions  from  the  beneficial  owner.  Broker  "non-votes"  and abstentions  are  included  in the  tabulation  of the voting  results on issues requiring approval of a specified number of outstanding  shares and,  therefore, have the same effect as a vote against a proposal.

            All proxies  delivered  pursuant to this solicitation may be revoked by the person executing the same at any time prior to the time they are voted. A proxy may be revoked by notice in writing received at the office of the Company,
Attention:  Secretary,  by execution of a subsequent  proxy or by attendance and
voting  in  person  at  the  Meeting.   Attendance   at  the  meeting  will  not
automatically  revoke the proxy. If not revoked,  the Shares represented thereby will be voted at the Meeting or at any adjournment  thereof. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the proxy, the Shares represented  thereby will be voted (i) FOR the approval of the Transfer and (ii) at the  discretion of the proxy holders on any other matters that may properly come before the Meeting.

            All expenses in connection  with the  solicitation  will be borne by the Company.  The Company has retained the services of Mellon Investor  Services to  assist  in the  solicitation  of  proxies,  who will  receive a fee from the
Company  for  services  rendered of  approximately  $9,000,  plus  out-of-pocket expenses.  It is expected that the solicitation  will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by  telephone,  telegraph or in person,  without  additional  compensation.  The
Company  will,  upon request,  reimburse  brokerage  houses and persons  holding
Shares in the names of their nominees for their  reasonable  expenses in sending proxy material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the  Company's  Shares,  as of the Record Date,  by (i) each person known by the
Company to be the beneficial  owner of more than five percent of the outstanding
Shares,  (ii) each  director  and each  executive  officer  required  to be name hereunder and (iii) all  directors  and  executive  officers of the Company as a group.  Unless otherwise  indicated,  the Company believes that each shareholder has sole  voting  power and sole  dispositive  power with  respect to the Shares beneficially owned by him.

Name and Address                       Number of Shares                 Percentage of Shares
of Beneficial Owner                    Beneficially Owned               Beneficially Owned(1)
-------------------                    ------------------               ---------------------

Peter Kilbinger Hansen                       2,413,413 (2)                    8.4%
333 Ludlow Street
Stamford, CT  06902

Jerome Belson                                1,719,600 (3)                    6.2%
495 Broadway 6th Floor
New York, NY  10012

Carl E. Warden                                 783,540 (4)                    2.8%

Lars Kragh                                     653,875 (5)                    2.3%

Richard A. Castillo                            108,000 (6)                      *

George O. Deehan                                10,000 (7)                      *

William J. Lynch                                10,000 (7)                      *

All executive officers and directors
as a group (6 persons)                       3,978,828                       13.7%

----------------

*    Less than 1%

(1)   The applicable  percentage of ownership for each beneficial owner is based on 27,583,375  Shares of Common Stock  outstanding  as of the Record Date.
      Shares of Common  Stock  issuable  upon  exercise of options,  warrants or other rights  beneficially  owned that are exercisable  within 60 days are deemed  outstanding for the purpose of computing the percentage  ownership of the  person  holding  such  securities  and  rights  but are not deemed outstanding for computing the percentage ownership of any other person.

(2)   Includes options to purchase  1,138,125 shares of Common Stock held by Mr.
      Hansen, all of which are currently  exercisable.  Does not include 212,500 shares of Common Stock  issuable  upon  exercise of options  which are not currently exercisable.

(3)   Includes  309,600  shares  of  Common  Stock  held  by The  Jerome  Belson
      Foundation,  of which Mr. Belson is the trustee.  Does not include 260,200 shares of Common Stock held by certain family members of Mr. Belson.

(4)   Includes 45,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  25,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

(5)   Includes  275,750  shares  of  Common  Stock  issuable  upon  exercise  of currently  exercisable  options.  Does not include 30,500 shares of Common
      Stock   issuable   upon  exercise  of  options  which  are  not  currently
      exercisable.

(6)   Includes 51,750 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  17,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

(7)   Includes 10,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  45,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

                 PROPOSAL NO. 1 -TRANSFERRING SUBSTANTIALLY ALL
                          OF THE ASSETS OF THE COMPANY

Introduction

            The Company currently does business primarily as an operating entity
-  holding  the  majority  of  its  operating  assets  directly  and  conducting operations  primarily  in the  Company.  The growth of the  Company  and certain acquisition proposals have caused the Company to reexamine its current corporate structure.  The Board of Directors has  determined  that it would be in the best interests  of the  Company  and its  shareholders  for the  Company to  transfer
substantially   all  of  the   Company's   operating   assets  to   wholly-owned
subsidiaries,  in which case the Company would become a holding company.  Toward
this  end,  the  Board  of  Directors  has  unanimously  approved,   subject  to
shareholder  approval,  the  transfer  of  substantially  all of  the  Company's operating assets and liabilities to one or more direct or indirect  wholly-owned subsidiaries (the "Subsidiaries") of the Company (the "Transfer").

            The  Transfer  will not have a material  effect on the  consolidated financial  statements of the Company.  Notwithstanding  the new  structure,  the
Company will  continue to report its  financial  operations  and  condition on a consolidated  basis. The net income of the Subsidiaries,  reflected as income on the  Company's  consolidated  financial  statements,  will be available  for the payment of  dividends to  shareholders  of the Company to the extent the Company has received dividends or other distributions from the Subsidiaries.

            Shareholder  approval is  necessary  under New York law to implement the Transfer  because the Company  believes  the Transfer if fully  implemented, would involve the transfer of  substantially  all of the Company's  assets.  The submission  of the  Transfer  for  shareholder  approval  will  not  affect  the
Company's  rights,  under  applicable  New York  law,  to  dispose  of less than substantially  all  of  its  assets  (including  by  transfer  to  one  or  more subsidiaries) without shareholder approval.  Therefore,  even if the Transfer is not  approved  by the  shareholders,  the  Company  may from time to time in the future  transfer  portions  of its assets to  subsidiaries  or other  affiliated entities  or to third  parties on terms and for  consideration  approved  by the
Board of  Directors,  subject  to  applicable  New  York  law,  without  seeking shareholder approval. Approval of the Transfer by shareholders will not preclude the  shareholders  right to challenge any future  dispositions by the Company of the stock or assets of the  Subsidiaries or of other  subsidiaries or affiliated entities  if such  dispositions  are not  made  as  part of the  Transfer  or in compliance with applicable law.

Reasons for the Transfer

            If the Transfer is fully  implemented,  the principal  operations of the Company would be conducted by the  Subsidiaries.  The Company  believes that the new  structure  would  permit  greater  flexibility  in the  management  and financing  of existing  and future  business  operations.  The  holding  company structure  would also facilitate the Company's entry into new businesses and the formation of joint ventures or other business  ventures with third parties,  and may enable the Company to achieve  certain tax benefits.  Finally,  the Transfer would  further the  objective of operating  the  Company's  businesses,  and any additional  businesses  acquired  in  the  future,  on a  more  self-sufficient,
independent   economic  basis  while   decreasing  the  risk  that   liabilities
attributable to any one of the Company's businesses could be imposed upon one or more of the Company's unrelated businesses.

Transfer of Assets

            The Company  currently  plans to transfer  substantially  all of its assets  and  liabilities  to  a  direct  wholly-owned  subsidiary.  The  Company currently intends to implement these transfers as soon as practicable  following shareholder approval of the Transfer.

Effect on Shareholders' Rights

            The  Transfer  will  not  alter  shareholders  percentage  ownership interests  in the  Company,  and the Common  Stock will not be  affected  by the proposed  Transfer.  The shareholders of the Company will continue as such, with the same voting,  dividend and liquidation  rights,  and ownership  interests as before.  As a result of the Transfer,  the  shareholders of the Company will not directly elect the directors of the Subsidiaries.  Directors of the Subsidiaries
will be elected  at the  direction  of the Board of  Directors  of the  Company.
Notwithstanding  that fact,  however,  the overall management of the affairs and operations  of the  Subsidiaries  will be under  the  direction  of the Board of
Directors  and is not  expected  to  change  significantly  as a  result  of the
Transfer.

Other Effects on the Company and Shareholders

            Except  for  the  changes  described  herein,  consummation  of  the
Transfer  is not  expected  to result  in any  material  change  in the  overall operations  of the  Company.  Similarly,  the  Transfer  will not  result in any changes in the current  membership of the Board of Directors,  and the executive officers of the Company are  expected to remain the same after  consummation  of the  proposed  Transfer.  Persons  who are  currently  serving  as  officers  or
directors  of  the  Company  may  become  officers   and/or   directors  of  the
Subsidiaries.

            Some possible  disadvantages  of the proposal to the Company include the  requirement  for  observing  corporate  formalities  between  and among the
Company  and  the  Subsidiaries,   together  with  some  possible  increases  in
accounting   and   administrative   costs  and  possible   duplication  of  some
administrative   functions.   The  Board  of  Directors   believes   that  these
disadvantages  are not significant or material.  In addition,  management of the
Company  believes that the cost to implement  the Transfer as currently  planned
(consisting primarily of legal and accounting costs) will not be material.

            Shareholders  of the Company will  continue to have the same voting, dividend,  and  liquidation  rights  before  and  after  implementation  of  the
Transfer.  However,  as discussed above under "Effect on Shareholders'  Rights,"
shareholders  of the Company will not be entitled to elect the  directors of the
Subsidiaries.  Instead,  shareholders of the Company will elect the directors of the Company  who will have  overall  responsibility  for the  management  of the
Company  and  its  subsidiaries   and  affiliated   entities.   Similarly,   the
shareholders'  statutory  right to inspect  the books and records of the Company under  applicable  New York law may not  extend to the books and  records of the
Subsidiaries.  However,  because the Company is a public company  subject to the reporting  requirements  of the  Securities  Exchange  Act of 1934,  information regarding the Company and its subsidiaries  and affiliated  companies is readily available to  shareholders  without resort to the statutory right to inspect the
Company's books and records.

            It is  also  possible  that  the  sale  by any  one or  more  of the
Subsidiaries of substantially  all of the assets of the Subsidiaries  (including through the sale of stock of  Subsidiaries)  following  the  Transfer  would not require the approval of the  shareholders of the Company under New York law even though  the sale of  substantially  all of the assets by the  Company  under the current structure would require shareholder  approval.  However, the Company has no plans to sell material assets.

Federal Tax Consequences of the Transfer

            Any assets transferred  pursuant to the Transfer will be conveyed to the  Subsidiaries  on a tax-free  basis  pursuant to Section 351 of the Internal
Revenue Code. The  Subsidiaries  will be directly or indirectly  wholly-owned by the Company.  Although  the Company has no plans to change the  ownership of the
Subsidiaries,  it is possible  that one or more of the  Subsidiaries  may not be wholly-owned  in the future.  The Transfer will have no tax  consequences on the shareholders of the Company.

Rights of Dissenting Shareholders

            Approval  or  consummation  of  the  Transfer  will  not  entitle  a shareholder  objecting  to its  terms or  voting  against  the  Transfer  to any appraisal or similar rights under New York law.

Vote Required

            The  affirmative  vote of the holders of two-thirds of the shares of
Common  Stock  outstanding  and  entitled  to vote at the Meeting is required to approve the Transfer.  Shares not voted (whether by abstention,  broker nonvote, or otherwise) have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

            The Board of Directors believes that the advantages of the proposal, as  described  under  Reasons for the  Transfer  above,  outweigh  the  possible disadvantages  described  above.  For that reason,  the Board of  Directors  has approved and unanimously recommends that the shareholders vote "FOR" approval of the Transfer.  The Board of Directors  further notes that numerous  national and international  corporations  conduct their  operations  through  holding company structures.

                                  OTHER MATTERS

            The Board of Directors does not know of any matter, other than those described  above that may be presented  for action at the Meeting.  If any other matter or  proposal  should be  presented  and should  properly  come before the meeting for action,  the persons named in the accompanying  proxy will vote upon such matter or proposal in accordance with their best judgment.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NYFIX, INC.

                    Proxy -- Special Meeting of Shareholders
                                  March 1, 2002

            The undersigned  hereby appoints Peter K. Hansen,  George O. Deehan,
William  J.  Lynch and Carl E.  Warden,  and each of them,  the true and  lawful attorneys and proxies of the undersigned,  with full power of  substitution,  to vote all of the shares of Common Stock of NYFIX,  Inc. (the "Company") which the undersigned is entitled to vote at the Special  Meeting of  Shareholders  of the
Company  to be held at  Stamford  Harbor  Park,  333  Ludlow  Street,  Stamford,
Connecticut  06902,  on March 1,  2002,  at 10:00  A.M.  local  time,  or at any adjournment thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Special  Meeting and Proxy
Statement, both dated January __, 2002.

THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY DIRECTIONS  HEREIN GIVEN. IF NO
DIRECTION  IS GIVEN,  THIS  PROXY WILL BE VOTED TO  AUTHORIZE  THE  TRANSFER  OF
SUBSTANTIALLY  ALL OF THE  COMPANY'S  ASSETS  TO A  NEWLY-CREATED  WHOLLY  OWNED
SUBSIDIARY OF THE COMPANY.

1.          To authorize  the  transfer of  substantially  all of the  Company's assets to a newly-created wholly owned subsidiary of the Company.

                  FOR [___]              AGAINST [___]          ABSTAIN [___]

NOTE:  Your  signature  should appear the same as your name appears  hereon.  If signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer.

Signature:                                           Date: ___________
           ---------------

Signature:                                           Date: ___________
           ---------------